EXHIBIT 99B

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
FFVA Financial Corporation
Lynchburg, Virginia


We have audited the consolidated statements of financial condition of FFVA Financial Corporation and Subsidiary as of December 31, 1997, and the related consolidated statements of changes in stockholders' equity, income, and cash flows for each of the two years in the period ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FFVA Financial Corporation and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                           /s/ Cherry, Bekaert & Holland, L.L.P.


Lynchburg, Virginia
January 30, 1998




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